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                       PARAGON POLARIS STRATEGIES.COM INC.
                              A Nevada Corporation
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February  12,  2003


Heather Wigley
3107 6 Street NE
Calgary, AB T2E 7Z9

Dear  Sirs:

Re:     PARAGON  POLARIS  STRATEGIES.COM,  INC.  (the  "Corporation")
     - Offer to Acquire 300,000 Shares of Icoworks Inc., a Nevada corporation ("Icoworks") pursuant to Regulation S of the United States Securities Act of 1933 (the "Act")
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We  write  to  set  forth  the  offer of the Corporation (the "Offer") to you to purchase Three Hundred Thousand (300,000) shares of the common stock of Icoworks that are registered in your name (the "Icoworks Shares").

The Corporation is making concurrent offers to certain non-U.S. shareholders of Icoworks owning in total approximately 54% of the issued and outstanding shares of Icoworks (together, the "Concurrent Offers"). The Corporation is making these Concurrent Offers pursuant to the exemptions from the prospectus and registration requirements provided by Regulation S of the Act and the Canadian provincial securities statutes of British Columbia and Alberta. If Concurrent Offers are accepted by shareholders of Icoworks holding a majority of the outstanding shares of Icoworks, then the Corporation will own a majority of the issued and outstanding shares of Icoworks

This Offer is on the terms and is subject to the conditions set forth in this letter. If this Offer is acceptable, we ask that you accept this Offer by following the instructions in Section 5 of this letter. This Offer is open for acceptance until 5:00 p.m. (Pacific Time) on February 14, 2003 (the "Expiry Time"), at which time this offer will terminate unless extended in writing.
This  Offer  will  lapse  if  not  accepted  by  you  by  the  Expiry  Time.

The  Offer is on the following terms and is subject to the following conditions:

1.         Offer  to  Purchase
           -------------------

The Corporation offers to purchase from you all of your Icoworks Shares. The Offer is subject to acceptance by shareholders of Icoworks representing in aggregate not less than 50% of the outstanding shares of the common stock of Icoworks pursuant to this Offer and the Concurrent Offers (the "Minimum Acceptance Requirement"). Upon acceptance by you and satisfaction of the Minimum Acceptance Requirement, this Offer will become a firm and binding agreement between the Corporation and you for the sale of your Icoworks Shares to the Corporation. The closing of the purchase and sale of your Icoworks Shares (the "Closing") will take place on February 17, 2003, or such earlier date as elected by the Corporation if the Minimum Acceptance Requirement is met prior to February 17, 2003.


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                                      -2-


2.         Issue  of  Corporation  Shares
           ------------------------------

The Corporation will issue to you two shares of common stock of the Corporation (each a "Corporation Share" and together, the "Corporation Shares") in consideration for each Icoworks Share that you own on closing. Accordingly, you will receive [ PPSIShares ] ( [ NoPPSIShares ] ) shares of the Corporation's common stock on Closing if you accept this Offer and the Minimum Acceptance Requirement is met. Delivery of share certificates representing the Corporation Shares will be conditional upon delivery by you of any share certificates representing your Icoworks Shares that have been delivered to you by Icoworks. The Corporation will use its best efforts to deliver these share certificates to you by no later than February 20, 2003, subject to delivery by you to the Corporation of the share certificates representing your Icoworks Shares.

3.     Regulation  S  Agreements
       -------------------------

You must not be a "U.S. Person" in order for you to accept this Offer as the Corporation Shares are being offered to you pursuant to Regulation S of the Act. A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

     (1)  any  natural  person  resident  in  the  United  States;
     (2) any partnership or corporation organized or incorporated under the laws of the United States;
     (3)  any  estate  of  which any executor or administrator is a U.S. person;
     (4)  any  trust  of  which  any  trustee  is  a  U.S.  person;
     (5)  any agency or branch of a foreign entity located in the United States;
     (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
     (7)  any  partnership  or  corporation  if:

          (1) organized or incorporated under the laws of any foreign jurisdiction; and
          (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

If you are a U.S Person, as defined above, then you are not eligible to accept this Offer and any acceptance by you will not obligate the Corporation to purchase your Icoworks Shares.

By execution of the Offer, you will also agree with the Corporation as follows as a condition of the Corporation issuing the Corporation Shares to you:

     (1) You will resell the Corporation Shares only in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

     (2) You will not resell the Corporation Shares prior to the distribution compliance period prescribed by Regulation S of the Act;

     (3) The Corporation will refuse to register any transfer of the Corporation Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;


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                                      -3-


     (4) You will not engage in hedging transactions with respect to the Corporation Shares unless in compliance with the Act.

You will acknowledge and agree by acceptance of this Offer that the Corporation Shares are "restricted securities" under the Act and that all certificates representing the Corporation Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

THE SECURITIES MAY BE DISTRIBUTED PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE SECURITIES ACT (BRITISH COLUMBIA) AND THE SECURITIES ACT (ALBERTA. THE COMPANY IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA OR THE PROVINCE OF ALBERTA. THE COMMON SHARES OF THE COMPANY MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA OR THE PROVINCE OF ALBERTA EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA OR THE PROVINCE OF ALBERTA, AS APPLICABLE, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. THE CORPORATION HAS NO PLANS TO BECOME A REPORTING ISSUER IN EITHER THE PROVINCE OF BRITISH COLUMBIA OR THE PROVINCE OF ALBERTA.

4.     Additional  Representations  and  Warranties
       --------------------------------------------

You will make the following representations and warranties to the Corporation by acceptance of this Offer that will be relied upon by the Corporation in purchasing your Icoworks Shares:

     (1) The Icoworks Shares are owned by you as the legal and beneficial owner with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever;

     (2) You have all necessary power and authority to deal with, transfer and sell Icoworks Shares in accordance with this Agreement;

     (3) No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from you of any of Icoworks Shares held by you;

     (4) The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which you may be a party;

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                                     -4-


     (5) This agreement has been duly authorized, validly executed and delivered by you;

     (6) You have had full opportunity to review the Corporation's filings with the United States Securities and Exchange Commission ("SEC") and additional information regarding the business and financial condition of the Corporation with your legal, tax and financial advisors prior to acceptance of the Offer;

     (7) You hereby acknowledge that this Offer and the offering of Corporation Shares has not been reviewed by the SEC or the securities commission of British Columbia or Alberta and that the Corporation Shares will be issued by the Corporation pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act and the Canadian provincial securities statutes of British Columbia and Alberta;

     (8)  You  are  not  aware  of  any advertisement of the Corporation Shares;

     (9) You are acquiring the Corporation Shares subscribed to hereunder as principal for your own benefit and as an investment for your own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;

     (10) You do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any acquisition of the Corporation Shares;

     (11) You have full power and authority to accept this Offer which, when accepted, will constitute a valid and legally binding obligation, enforceable in accordance with its terms;

     (12) You can bear the economic risk of an investment in the Corporation Shares;

     (13) You have satisfied yourself as to the full observance of the laws of your jurisdiction in connection with the Offer, including (i) the legal requirements within your jurisdiction for the issuance of the Corporation Shares to you, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acceptance of this Offer by you;

     (14) You have such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect your interests in connection with this transaction.

5.         Acceptance  and  Closing
           ------------------------

If you wish to accept this Offer, then you must execute this Offer where indicated below and deliver the executed Offer together with any share certificates representing your Icoworks Shares to us at our address as follow:

          PARAGON  POLARIS  STRATEGIES.COM,  INC.
          Suite  1450,  409  Granville  Street

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                                      -3-


          Vancouver,  BC  Canada
          Attention:  Mr.  Robert  Foo,  President
          Facsimile:

Yours  truly,

PARAGON  POLARIS  STRATEGIES.COM,  INC.
by  its  authorized  signatory:


Per:     /s/ Robert  Foo
         ________________________
         Robert  Foo
         President


This undersigned shareholder of Icoworks hereby (i) accepts the Offer of Paragon Polaris Strategies.com, Inc.; (ii) confirms the representation and warranties of the shareholder herein; and (iii) hereby sells, assigns and transfers to Paragon Polaris Strategies.com, Inc. a total of 300,000 of the common stock of Icoworks free and clear of all liens, charges and encumbrances in consideration for the issue of 600,000 of the common stock of Paragon Polaris Strategies.com, Inc. on the terms and subject to the conditions of the Offer. The undersigned shareholder hereby irrevocably constitutes and appoints Ian Brodie as the attorney of the shareholder to transfer all shares of Icoworks in the name of the shareholder, with full power of substitution in the premises. The undersigned shareholder agrees that a faxed copy of the shareholder's signature may be relied upon for acceptance for Paragon Polaris Strategies.com, Inc. and will be effective to bind the shareholder.


Date  of  Acceptance:                      February 15, 2003


Signature  of  Icoworks  Shareholder:      /s/ Heather Wigley

Name of Icoworks Shareholder:              Heather Wigley

Number of Shares of Icoworks Held:         300,000